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                                                                    Exhibit 23.2



                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this registration statement of Shelbourne Properties I, Inc. on Form S-4 of our report dated March 17, 2000 appearing in the Annual Report on Form 10-K of Integrated Resources High Equity Partners, Series 85, A California Limited Partnership for the year ended December 31, 1999 and to the use of our report dated April 4, 2000, on our audit of the consolidated balance sheet of Shelbourne Properties I, Inc. as of April 3, 2000, appearing in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
April 7, 2000